Exhibit 21.1

SUBSIDIARIES OF SWIFT TRANSPORTATION COMPANY

  1.   Swift Transportation Co., LLC, a Delaware limited liability company

  2.   Swift Transportation Co. of Arizona, LLC, a Delaware limited liability company

  3.   Swift Leasing Co., LLC, a Delaware limited liability company

  4.   Sparks Finance LLC, a Delaware limited liability company

  5.   Interstate Equipment Leasing, LLC, a Delaware limited liability company

  6.   Common Market Equipment Co., LLC, a Delaware limited liability company

  7.   Swift Transportation Co. of Virginia, LLC, a Delaware limited liability company

  8.   Swift Transportation Services, LLC, a Delaware limited liability company

  9.   M.S. Carriers, LLC, a Delaware limited liability company

  10.   Swift Logistics, S.A. de C.V., a Mexican corporation

  11.   Trans-Mex, Inc. S.A. de C.V., a Mexican corporation

  12.   Mohave Transportation Insurance Company, an Arizona corporation

  13.   Swift Intermodal, LLC, a Delaware limited liability company

  14.   Swift International S.A. de C.V., a Mexican corporation

  15.   Estrella Distributing, LLC, a Delaware limited liability company

  16.   TMX Administración, S.A. de C.V., a Mexican corporation

  17.   Swift Receivables Company II, LLC, a Delaware limited liability company

  18.   Red Rock Risk Retention Group, Inc., an Arizona corporation

  19.   Swift Academy LLC, a Delaware limited liability company

  20.   Swift Services Holdings, Inc., a Delaware corporation